EXHIBIT 1.4

                      IMPOUNDMENT AGREEMENT


     THIS IMPOUNDMENT AGREEMENT made and entered into this _________ day of February, 1997, by and between Illuminated Media Inc., (hereinafter called the "Issuer") Tuschner & Co., Inc. (the "Underwriter") and Bank Windsor with principal offices in Minneapolis, Minnesota (hereinafter called the "Impoundment Agent");

     WITNESSETH THAT:

     WHEREAS, the Issuer has applied to the Commissioner of Commerce for the State of Minnesota (hereinafter called the "Commissioner") for registration of up to 1,500,000 Units (each Unit consisting of one share of Common Stock and one redeemable Warrant for the purchase of two shares of Common Stock) for sale to the residents of the State of Minnesota on the basis of 550,000 Units minimum, and 1,500,000 Units maximum; and

     WHEREAS, as a condition of registration of such offering under the Securities Laws of the State of Minnesota the Commissioner requires that the Issuer provide for the impoundment of the proceeds to be received from such offering of securities; and

     WHEREAS, the Issuer, Underwriter and the Impoundment Agent desire to enter into an agreement with respect to the said impoundment of proceeds;

     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

     1.   PROCEEDS TO BE PLACED IN ESCROW:

          All proceeds received from the sale of the securities subject to this Impoundment Agreement on or after the date hereof shall be paid to the Impoundment Agent before 12:00 noon on the second business day following the date of subscription in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934 and deposited by the Impoundment Agent in an escrow account. During the term of this Impoundment Agreement, the Issuer shall cause all checks received by it in payment for such securities to be either payable to the Impoundment Agent or endorsed forthwith to the Impoundment Agent.

     2.   IDENTITY OF SUBSCRIBERS:

          The Issuer shall cause to be delivered to the Impoundment Agent two signed counterparts of each Subscription Agreement which shall contain, among other things, the name and address of each subscriber thereto, the date and amount subscribed, and the amount paid, or, in the alternative, shall furnish to the Impoundment Agent with each deposit of funds in the impoundment a list of the persons who have subscribed the money, showing the name, address, date and amount of subscription and amount of money paid. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Impoundment Agent, or judgments or creditors` claims against the Issuer until released to the Issuer as hereinafter provided.

     3.   DISBURSEMENT OF FUNDS:

          Upon the receipt by Impoundment Agent of amounts paid in of not less than $550,000.00 the Impoundment Agent shall forthwith notify the Commissioner in writing of the impoundment of such amounts. Upon receipt by the Impoundment Agent of written authorization from the Commissioner, then said Impoundment Agent, on demand of the Issuer, shall pay over to the Issuer all impounded funds. If the specified minimum amount of proceeds have not been impounded during the term of impoundment, then, within three business days after the last day of the term of impoundment, the Impoundment Agent shall notify the Commissioner in writing that the conditions of impoundment have not been satisfied, and shall within a reasonable time, but in no event not more than thirty (30) days after the last day of the term of impoundment refund to each subscriber at the address appearing on the Subscription Agreement or list of subscribers, or at such other address as shall be furnished the Impoundment Agent by the subscriber in writing, all sums paid by him pursuant to his subscription, and shall then notify the Commissioner in writing of such refund.

     4.   TERM OF IMPOUNDMENT:

          This impoundment shall terminate on the one hundred fiftieth (150th) day following the effective date of the registration of the Issuer`s securities in the State of Minnesota, unless extended by the consent in writing of the parties hereto and all subscribers to the securities subscribed to date and the Commissioner. Upon termination hereof, whether after extension or otherwise, the Impoundment Agent shall disburse the funds in the impoundment account in the manner and upon the terms directed in paragraph three hereof. The Issuer may abandon the sale of securities anytime prior to the date above. Upon the receipt of a copy of the Resolution authorizing said abandonment, duly attested to by the Secretary of the Issuer, accompanied by the written consent of the Commissioner, the Impoundment Agent shall be authorized to refund the monies received from the subscribers.

     5.   TERMINATION BY REVOCATION OR SUSPENSION:

          If at any time prior to the termination under paragraph four of this impoundment, said Impoundment Agent is advised by the Commissioner that the registration to sell securities has been revoked or suspended, said Impoundment Agent shall thereupon return all funds to the respective subscribers.


     6.   CONSENT OF COMMISSIONER TO RELEASE FUNDS:

          No funds shall be released to the Issuer hereunder except upon the express written authorization of the Commissioner. If the Commissioner finds that any conditions of this Agreement have not been satisfied, or that any provisions of the Minnesota Securities Laws or regulations have not been complied with, then he may withhold such authorization for release of funds by the Impoundment Agent to the Issuer and may direct the Impoundment Agent to return the funds to the subscribers. In making his determination hereunder, the Commissioner may require from the Issuer a statement of all expenses and/or all amounts paid into the escrow, certified by an independent certified public accountant or an officer of the Issuer and any further financial or other information as the Commissioner may deem appropriate or helpful in making such determination.

     7.   INSPECTION OF RECORDS:

          The Commissioner may, at any time, inspect the records of the Impoundment Agent, insofar as they relate to this Impoundment Agreement, for the purpose of determining compliance with and conformance to the provisions of this Impoundment Agreement.

     8.   DUTY AND LIABILITY OF THE IMPOUNDMENT AGENT:

          The sole duty of the Impoundment Agent, other than as herein specified , shall be to receive said funds and hold them subject to release, in accordance with the written instructions of the Commissioner, and the Impoundment Agent shall be under no duty to determine whether the Issuer is complying with requirements of the Commissioner in tendering to the Impoundment
Agent said proceeds of the sale of said securities.

          The Impoundment Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Impoundment Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Impoundment Agreement. The Impoundment Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Impoundment Agreement unless first indemnified to its satisfaction. The Impoundment Agent may consult counsel in respect of any question arising under this Impoundment Agreement and the Impoundment Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. All funds held by Impoundment Agent pursuant to this Impoundment Agreement shall constitute trust property for the purposes for which they are held and the Impoundment Agent shall not be liable for any interest thereon.

     9.   IMPOUNDMENT AGENT`S FEE:

          The Impoundment Agent shall be entitled to reasonable compensation for its services. The fee agreed upon for services rendered hereunder is intended as full compensation for the Impoundment Agent`s services as contemplated by this Agreement; provided, however, in the event that the conditions of this Impoundment Agreement are not fulfilled, or the Impoundment Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Impoundment Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Impoundment Agent is made a party to or justifiably intervenes in any litigation pertaining to this Impoundment Agreement, or the subject matter hereof, the Impoundment Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney`s fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from the Issuer only.

     10.  BINDING AGREEMENT AND SUBSTITUTION OF IMPOUNDMENT
          AGENT:

          The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Impoundment Agent named herein should be unable or unwilling to continue as such Impoundment Agent, then the other parties to this Agreement may substitute, with the consent of the Commissioner, another Impoundment Agent. Any apportionment of the fees provided for in paragraph nine will be subject to agreement of the parties.

     11.  ISSUANCE OF CERTIFICATES:

          Until the terms of this Agreement have been met and the funds hereunder released to the Issuer, the Issuer may not issue any certificates or other evidences of securities, except subscription agreements.

     IN WITNESS WHEREOF, the parties hereto have executed this Impoundment Agreement on the date first above written.

BANK WINDSOR                            ILLUMINATED MEDIA INC.


By ____________________________              By____________________________

  Its ________________________                    Its _______________________
      (an authorized signature)

TUSCHNER & CO., INC.


By ____________________________

  Its ________________________


Accepted and approved for filing this ________         COMMISSIONER OF COMMERCE
day of_____________, 1997.
                                        By___________________________

                                             Its________________________